Exhibit 99.12

         (Text of graph posted to Ashland Inc.'s website concerning
                         Valvoline's gross profit)


                        3 Month Rolling Average (%)

                 2002      2003      2004      2005      2006      2007
                ------    ------    ------    ------    ------    ------
January          26.4      26.6      27.5      26.7      21.4      24.5
February         27.3      26.8      27.4      27.4      21.6      25.1
March            28.9      27.2      27.7      28.3      22.0
April            30.0      26.8      28.3      28.8      21.4
May              30.1      27.7      28.5      28.1      20.4
June             29.5      28.5      28.7      25.9      20.2
July             29.4      29.7      29.1      25.4      19.6
August           29.4      29.8      29.6      25.6      19.0
September        30.3      28.7      28.5      25.4      16.0
October          29.0      28.1      27.7      24.5      17.9
November         28.2      27.5      26.4      23.0      19.7
December         26.1      28.3      26.8      22.1      23.8


                        12 Month Rolling Average (%)

                 2002      2003      2004      2005      2006      2007
                ------    ------    ------    ------    ------    ------
January          27.7      28.8      28.1      28.0      25.1      20.7
February         27.8      28.7      28.1      28.0      24.7      21.0
March            27.7      28.3      28.3      28.1      23.9
April            27.8      28.0      28.4      28.1      23.2
May              28.0      28.0      28.3      27.9      22.6
June             28.0      28.1      28.3      27.4      22.4
July             28.2      28.1      28.3      27.2      21.7
August           28.3      28.2      28.3      26.9      20.9
September        28.6      27.7      28.3      26.6      19.9
October          28.8      27.8      28.2      26.4      20.0
November         28.8      28.0      28.0      26.0      20.1
December         28.8      28.2      27.9      25.5      20.4